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                             CARDINAL HEALTH, INC.

                                     PROXY

                     5555 GLENDON COURT, DUBLIN, OHIO 43016


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARDINAL HEALTH, INC. ("CARDINAL") FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CARDINAL TO BE HELD ON JANUARY [_], 1999 (THE "CARDINAL SPECIAL MEETING").

      The undersigned hereby appoints ROBERT D. WALTER and GEORGE H. BENNETT, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein all of the common shares, without par value, of Cardinal held of record by the undersigned at the close of business on December 11, 1998, at the Cardinal Special Meeting or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE CARDINAL SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

      PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: [X]

      1. Proposal to approve, authorize and adopt the Agreement and Plan of Merger, dated as of October 8, 1998, by and among Cardinal, Allegiance Corporation and Boxes Merger Corp.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

      2. Proposal to adjourn the Cardinal Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Cardinal Special Meeting to approve Proposal 1.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

      3. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Cardinal Special Meeting or any postponements or adjournments thereof.

                  (continued and to be signed on reverse side)
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      RECEIPT OF NOTICE OF THE CARDINAL SPECIAL MEETING AND THE RELATED JOINT
PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY, ALL HOLDERS SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, INDICATING, WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.

                                      Dated: ___________________________, 199__

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________
                                             SIGNATURE(S) OF SHAREHOLDER(S)



                             VOTES MUST BE INDICATED
                          [X] IN BLACK OR BLUE INK. [X]

                      SIGN, DATE AND RETURN THE PROXY CARD
                           PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.